UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
SEPTEMBER 19, 2001
------------------
(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
------------------------------------------
(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)




ITEM 5. OTHER EVENTS

   Laboratory Corporation of America -Registered Trademark-Holdings (LabCorp -Registered Trademark-)(NYSE:LH) today confirmed that it had previously completed its private placement of zero coupon convertible subordinated notes due 2021, the effect of which is expected to be accretive to 2001 diluted earnings per share by $0.04 (excluding one-time charges relating to early extinguishment of debt and elimination of the related interest rate swap agreements) and expected to be accretive to 2002 earnings per share by $0.11 Labcorp received approximately $427 million in net proceeds from the offering.

Labcorp confirmed that it is comfortable with Thompson
Financial/First Call published consensus earnings estimates of $0.68 per diluted share and $2.57 per diluted share for the 2001 third quarter and full year, respectively. Labcorp also confirmed that it did not expect these estimates to be adversely impacted by the events of last week.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

(c)  Exhibit

20   Press release of the Company dated September 19, 2001.



SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                  ----------------------------------
                      Bradford T. Smith
                      Executive Vice President,
                      General Counsel, Secretary
                      and Compliance Officer



Date: September 19, 2001